Exhibit 99.1

FOR IMMEDIATE RELEASE

MATTRESS FIRM ANNOUNCES THIRD QUARTER FISCAL 2011 FINANCIAL RESULTS

—   Net Sales Increased 40.4% to $183.5 Million  —

—   Comparable-Store Sales Grew 18.6%  —

—   Net Income Improved to $12.3 Million From $1.9 Million  —

HOUSTON, December 21, 2011 /BUSINESSWIRE/ — Mattress Firm Holding Corp. (NASDAQ: MFRM) today announced its financial results for the fiscal 2011 third quarter (thirteen weeks) ended November 1, 2011.

Highlights

•        Gross profit increased 52.1% to $73.4 million

•        Adjusted EBITDA increased 66.7% to $27.3 million

•        Completed initial public offering

“We delivered strong financial results for the third quarter as the growth we have been experiencing throughout the year continued,” stated Steve Stagner, Mattress Firm’s chief executive officer. “Our sales results for the year, driven by solid comparable-store sales growth during the quarter and the past two years, reflect the strength and expanding appeal of our brand, customer loyalty, and benefits we derive from selling the leading brands in the bedding industry. Looking ahead, we remain focused on executing our growth strategies, which include expanding our store base in underpenetrated markets, selective and opportunistic expansion into new markets and leveraging the great brands we bring to the consumers to further drive sales growth.

“With the successful completion of our initial public offering in November, we have a strong balance sheet to support our future growth. We believe our Company is uniquely positioned to capture additional share growth and has a compelling opportunity to further penetrate the sector and continue profitable growth as we move forward and create additional value for our shareholders.”

Fiscal Third Quarter Results

Mattress Firm reported net revenues of $183.5 million for the third quarter, compared to $130.7 million in the same period of the prior year ended November 2, 2010, an increase of $52.8 million, or 40.4%.  The increase in sales was the result of comparable-store sales growth of 18.6%, adding $23.8 million in net sales, and incremental net sales of $30.7 million from the opening of new stores and acquired stores prior to their inclusion in comparable-stores sales results, with such increases offset by a reduction in net sales of $1.7 million related to stores that were closed.

For the quarter, the Company opened 25 new stores, while closing five stores, bringing the total company-operated stores to 640 as of November 1, 2011, as compared with 538 stores at November 2, 2010, and 592 stores at the end of fiscal 2010 on February 1, 2011.

For the quarter, gross profit improved 52.1% to $73.4 million, compared to the same period of the prior year.  As a percentage of sales, gross profit improved 310 basis points to 40.0% from 36.9%, primarily as a result of increasing leverage over occupancy costs due to improving sales per store results.

5815 Gulf Freeway • Houston, TX • 77023 • Phone: 713-923-1090 • Fax: 713-923-1096

For the quarter, income from operations improved 86.1% to $21.4 million, compared to the same period of the prior year.  As a percentage of sales, income from operations improved 286 basis points to 11.7% from 8.8%.  The improvement over the prior year resulted primarily from the improvement in gross profit, offset slightly by expected deleveraging in sales and marketing expense due to strong revenue growth. Net income for the quarter was $12.3 million, compared to $1.9 million in the same period of the prior year.  Net income per share grew to $0.55 from $0.08, with weighted-average shares outstanding in both comparable quarters of 22.4 million, which reflected the Company’s equity structure prior to completion of the initial public offering after giving retroactive effect to a 227,058-for-one forward stock split of the Company’s common stock that occurred on November 3, 2011.  Net income per share results for the quarter are as historically reported, including retroactive effect of the stock split, and do not include new shares issued or the pro forma effects of debt reduction resulting from the initial public offering completed on November 23, 2011.

For the quarter, earnings before interest, taxes, depreciation and amortization and other adjustments (“Adjusted EBITDA”) was $27.3 million, compared to $16.4 million in the same period of the prior year, an increase of $10.9 million, or 66.7%.  Adjusted EBITDA as a percentage of sales improved 240 basis points to 14.9% from 12.5%.  See “Non-GAAP Financial Measures” below for a reconciliation of Adjusted EBITDA to net income.

Year-to-Date Results

For the three fiscal quarters (thirty-nine weeks) ended November 1, 2011, net revenues increased 40.6% to $515.4 million, from $366.6 million in the comparable prior-year period ended November 2, 2010. The increase in sales was the result of comparable-store sales growth of 19.0%, adding $68.4 million in net sales, and incremental net sales of $84.5 million from the opening of new stores and acquired stores prior to their inclusion in comparable-stores sales results, with such increases offset by a net of a reduction in net sales of $4.2 million related to stores that were closed.

For the first three fiscal quarters, the Company opened 65 new stores, while closing 17 stores, and remains on track to open 100 total new stores by the end of fiscal 2011.

Net income for the three fiscal quarters was $17.0 million, compared to $2.0 million in the same period of the prior year.  Net income per share grew to $0.76 from $0.09, with weighted-average shares outstanding in both comparable quarters of 22.4 million, as retroactively adjusted for the stock split on November 3, 2011.

Pro forma net income and net income per share for the three fiscal quarters, as adjusted to give effect to the initial public offering that was completed in November 2011, including the application of the net proceeds therefrom and the conversion of certain portions of outstanding debt into shares of the Company’s common stock in connection with the completion of the offering, was $30.5 million and $0.90, respectively.  See “Unaudited Pro Forma Consolidated Statement of Operations” for more information.

Subsequent Event

On November 15, 2011, the Company acquired specific assets including related inventory, and assumed certain liabilities, of Mattress Giant Corporation relating to the operation of 55 mattress specialty retail stores and three distribution centers for approximately $8.0 million. The stores and distribution centers are located in the states of Georgia, Missouri, Illinois and Minnesota.

Initial Public Offering

As noted above, on November 23, 2011, the Company completed an initial public offering of 6,388,888 shares of its common stock at $19 per share, before underwriting discounts and commissions.  The offering generated net proceeds of approximately $110 million, after deducting the underwriting discount and estimated offering-related costs. The Company used the majority of the net proceeds to repay portions of its outstanding debt.  After other uses of net proceeds in the offering, approximately $15 million remained available to the Company for working capital and general corporate purposes.  Furthermore, in connection with the offering, portions of the Company’s outstanding debt were converted into shares of common stock at the $19 per share offering price.  As a result of the initial public offering, the Company reduced its outstanding debt, and related interest accrued thereon, in the aggregate amount of $188.0 million.  The debt reduced in the offering was subject to a weighted average interest rate of 14.5%.  The Company anticipates incurring significantly lower amounts of interest expense in future periods from the reduction of debt resulting from the initial public offering.

Outlook

For fiscal 2011, ending January 31, 2012, net sales are expected to be in the range from $685 million to $690 million based on opening 100 new stores in fiscal 2011 and an increase in comparable-store sales of 16% to 17%.  Adjusted EBITDA and income from operations for fiscal 2011 are expected to be in the ranges from $80 million to $82 million and from $54 million to $56 million, respectively.

Call Information

A conference call to discuss third quarter results is scheduled for today, December 21, 2011, at 5:00 p.m. ET.   The call will be hosted by Steve Stagner, president and chief executive officer, and Jim Black, chief financial officer.

The conference call will be accessible by telephone and the Internet.  To access the call, participants from within the U.S. may dial (877) 407-3982, and participants from outside the U.S. may dial (201) 493-6780.  Participants may also access the call via live webcast by visiting the company’s investor relations Web site at Error! Hyperlink reference not valid.www.mattressfirm.com.

The replay of the call will be available from approximately 8:00 p.m. Eastern Time on December 21, 2011 through midnight Eastern Time on January 4, 2012.  To access the replay, the domestic dial-in number is (877) 870-5176, the international dial-in number is (858) 384-5517, and the passcode is 384543.  The archive of the webcast will be available on the company’s Web site for a limited time.

Net Sales and Store Unit Information

The components of the net sales increase were as follows (in millions):

	Increase (decrease) in net sales
	Thirteen Weeks	Thirty-nine
	Ended	Weeks Ended
	November 1,	November 1,
	2011	2011
Comparable-store sales	$23.8	$68.4
New stores	21.5	58.5
Acquired stores	9.2	26.0
Closed stores	(1.7)	(4.2)
	$52.8	$148.7

The activity with respect to the number of company-operated store units was as follows:

	Thirteen Weeks	Thirty-nine
	Ended	Weeks Ended
	November 1,	November 1,
	2011	2011
Store units, beginning of period	620	592
New stores.	25	65
Acquired stores	—	—
Closed stores	(5)	(17)
Store units, end of period	640	640

Forward-Looking Statements

Certain statements contained in this press release are not based on historical fact and are “forward-looking statements” within the meaning of applicable federal securities laws and regulations. In many cases, you can identify forward-looking statements by terminology such as “may,” “would,” “should,” “could,” “forecast,” “feel,” “project,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue” or the negative of these terms or other comparable terminology;  however,  not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release, such as those relating to our net sales, Adjusted EBITDA and income from operations for fiscal 2011, are subject to various risks and uncertainties, including but not limited to downturns in the economy and a reduction in discretionary spending by consumers; our ability to profitably open and operate new stores; our relationship with our primary mattress suppliers; our dependence on a few key employees;  the possible impairment of our goodwill or other acquired intangible assets; the effect of our planned growth and the integration of our acquisitions on our business infrastructure; the impact of seasonality on our financial results and comparable-store sales;  our ability to raise adequate capital to support our expansion strategy; our success in pursuing strategic acquisitions; the effectiveness and efficiency of our advertising expenditures; our success in keeping warranty claims and comfort exchange return rates within acceptable levels; our ability to deliver our products in a timely manner; our status as a holding company with no business operations; our ability to anticipate consumer trends; risks related to our controlling stockholder, J.W. Childs Associates, L.P.; heightened competition; changes in applicable regulations; risks related to our franchises, including our lack of control over their operation and our liabilities if they default on note or lease obligations; risks related to our stock and other factors set forth under “Risk Factors” in the Company’s prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (“SEC”) on November 18, 2011 and our other SEC filings.  Forward-looking statements relate to future events or our future financial performance and reflect management’s expectations or beliefs concerning future events as of the date of this press release.  Actual results of operations may differ materially from those set forth in any forward-looking statements, and the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans or objectives will be achieved. Except as required by applicable law, we do not undertake to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Adjusted EBITDA is defined as net income before income tax expense, interest income, interest expense, depreciation and amortization (“EBITDA”), without giving effect to non-cash goodwill and intangible asset impairment charges, gains or losses on store closings and impairment of store assets, gains or losses related to the early extinguishment of debt, financial sponsor fees and expenses, non-cash charges related to stock based awards and other items that are excluded by management in reviewing the results of operations. We have presented Adjusted EBITDA because we believe that the exclusion of these items is appropriate to provide additional information to investors about our ongoing operating performance excluding certain non-cash and other items and to provide additional information with respect to our ability to comply with various covenants in documents governing our indebtedness and as a means to evaluate our period-to-period results. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed to imply that our future results will be unaffected by any such adjustments. We have provided this information to analysts, investors and other third parties to enable them to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of our ongoing operations. Management also uses Adjusted EBITDA to determine executive incentive compensation payment levels. In addition, our compliance with certain covenants under the credit agreement between our indirect wholly owned subsidiary, Mattress Holding Corp., certain lenders, and UBS Securities LLC, as sole arranger and bookrunner and a lender, are calculated based on similar measures, which differ from Adjusted EBITDA primarily by the inclusion of pro forma results for acquired businesses in those similar measures. Other companies in our industry may calculate Adjusted EBITDA differently than we do. Adjusted EBITDA is not a measure of performance under U.S. GAAP and should not be considered as a substitute for net income prepared in accordance with U.S. GAAP. Adjusted EBITDA has significant limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.

The following table contains a reconciliation of our net income determined in accordance with U.S. GAAP to EBITDA and Adjusted EBITDA for the periods indicated (in thousands):

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	November 2,	November 1,	November 2,	November 1,
	2010	2011	2010	2011
Net income	$1,878	$12,314	$1,982	$16,979
Income tax expense	1,791	551	1,892	870
Interest income	—	(1)	(1)	(4)
Interest expense	7,828	8,530	22,852	25,479
Depreciation and amortization	3,743	4,234	11,439	12,951
Intangible assets and other amortization	318	439	869	1,254
EBITDA	15,558	26,067	39,033	57,529
Loss on store closings and impairment of store assets	67	285	514	324
Loss from debt extinguishment	—	—	—	1,873
Financial sponsor fees and expenses	102	102	313	294
Stock-based compensation	13	19	(542)	58
Vendor new store funds(a)	375	473	723	773
Acquisition related expenses(b)	4	70	4	178
Other (various)(c)	236	242	714	924
Adjusted EBITDA	$16,355	$27,258	$40,759	$61,953

(a)                                  Adjustment to recognize vendor funds received upon the opening of a new store in the period opened, rather than over 36-months as presented in our financial statements, which is consistent with how management has historically reviewed its results of operations.

(b)                                 Noncash effect included in net income related to purchase accounting adjustments made to inventories resulting from acquisitions and other acquisition related cash costs included in net income, such as direct acquisition costs and costs related to training and integration of acquired businesses.

(c)                                  Consists of various items that management excludes in reviewing the results of operations.

MATTRESS FIRM HOLDING CORP.

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

	February 1,	November 1,
	2011	2011
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,445	$27,547
Accounts receivable, net	12,033	15,423
Inventories	26,726	34,863
Prepaid expenses and other current assets	10,837	10,487
Total current assets	54,041	88,320
Property and equipment, net	77,601	86,758
Intangible assets, net	84,913	84,788
Goodwill	287,379	287,975
Debt issue costs and other, net	9,699	12,091
Total assets	$513,633	$559,932
Liabilities and Stockholder’s Equity
Current liabilities:
Notes payable and current maturities of long-term debt	$6,255	$2,414
Accounts payable	29,237	38,768
Accrued liabilities	21,865	27,246
Customer deposits	4,371	5,304
Total current liabilities	61,728	73,732
Long-term debt, net of current maturities	233,784	226,504
Long-term debt due to related parties	158,664	179,647
Deferred income taxes	29,960	29,860
Other noncurrent liabilities	45,179	48,834
Total liabilities	529,315	558,577
Commitments and contingencies
Stockholder’s Equity:
Common stock, $0.01 par value; 120,000,000 shares authorized; 22,399,952 shares issued and outstanding at February 1, 2011 and November 1, 2011	224	224
Additional paid-in capital	156,241	156,299
Accumulated deficit	(172,147)	(155,168)
Total stockholder’s (deficit) equity	(15,682)	1,355
Total liabilities and stockholder’s equity	$513,633	$559,932

MATTRESS FIRM HOLDING CORP.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	November 2,	November 1,	November 2,	November 1,
	2010	2011	2010	2011
Net sales	$130,675	$183,514	$366,621	$515,352
Cost of sales	82,410	110,106	233,523	315,333
Gross profit from retail operations	48,265	73,408	133,098	200,019
Franchise fees and royalty income	832	1,329	2,252	3,401
	49,097	74,737	135,350	203,420
Operating expenses:
Sales and marketing expenses	29,135	41,420	83,480	122,134
General and administrative expenses	8,398	11,638	24,631	35,765
Loss on store closings and impairment of store assets	67	285	514	324
Total operating expenses	37,600	53,343	108,625	158,223
Income from operations	11,497	21,394	26,725	45,197
Other expense (income):
Interest income	—	(1)	(1)	(4)
Interest expense	7,828	8,530	22,852	25,479
Loss from debt extinguishment	—	—	—	1,873
	7,828	8,529	22,851	27,348
Income before income taxes	3,669	12,865	3,874	17,849
Income tax expense	1,791	551	1,892	870
Net income	$1,878	$12,314	$1,982	$16,979

Basic and diluted net income per common share	$0.08	$0.55	$0.09	$0.76
Basic and diluted weighted average shares outstanding	22,399,952	22,399,952	22,399,952	22,399,952

MATTRESS FIRM HOLDING CORP.

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Thirty-nine Weeks Ended
	November 2,	November 1,
	2010	2011
Cash flows from operating activities:
Net income	$1,982	$16,979
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	11,439	12,951
Interest expense accrued and paid-in-kind	16,613	18,872
Loan fee and other amortization	1,726	1,911
Loss from debt extinguishment	—	1,873
Stock-based compensation	(542)	58
Loss (gain) on store closings and impairment of store assets	514	324
Effects of changes in operating assets and liabilities, excluding business acquisitions:
Accounts receivable	(4,491)	(3,389)
Inventories	(2,689)	(8,136)
Prepaid expenses and other current assets	(599)	256
Other assets	(1,057)	(2,476)
Accounts payable	1,219	9,531
Accrued liabilities	1,670	4,780
Customer deposits	607	933
Other noncurrent liabilities	1,994	3,250
Net cash provided by operating activities	28,386	57,717
Cash flows from investing activities:
Purchases of property and equipment	(16,170)	(22,192)
Business acquisitions, net of cash acquired	(2,250)	(100)
Net cash used in investing activities	(18,420)	(22,292)
Cash flows from financing activities:
Proceeds from issuance of debt	631	40,198
Principal payments of debt	(3,118)	(51,248)
Debt issuance costs	—	(1,273)
Net cash used in financing activities	(2,487)	(12,323)
Net increase in cash and cash equivalents	7,479	23,102
Cash and cash equivalents, beginning of period	394	4,445
Cash and cash equivalents, end of period	$7,873	$27,547

Unaudited Pro Forma Consolidated Statement of Operations

The pro forma consolidated statements of operations for the thirty-nine weeks ended November 1, 2011, are unaudited and have been derived from our historical consolidated financial statements, as adjusted to give effect to the initial public offering that was completed on November 23, 2011, including the application of the net proceeds therefrom and the conversion of all of the 12% convertible notes due July 18, 2016 (“Convertible Notes”) and the conversion of certain amounts of the 12% payment-in-kind investor notes maturing at various times from October 24, 2012 through March 19, 2015 (“PIK Notes”) for which such conversion was elected, into shares of our common stock in connection with the completion of the offering, as if all such transactions had occurred on February 2, 2011.

The unaudited pro forma adjustments are based on available information and certain assumptions that we believe are reasonable and are described in the accompanying notes, which should be read in conjunction with these unaudited pro forma consolidated financial statements. The unaudited pro forma consolidated statement of operations should be read in conjunction with the historical financial results included elsewhere in this press release.

The unaudited pro forma statement of operations are for illustrative and informational purposes only and should not be considered indicative of the results that would have been achieved had the transactions been consummated for the period indicated. Also, the unaudited pro forma consolidated statement of operations should not be viewed as indicative of statement of operations data as of any future dates or for any future period.

MATTRESS FIRM HOLDING CORP.

Unaudited Pro Forma Consolidated Statement of Operations

Thirty-Nine Weeks Ended November 1, 2011

(In thousands, except share and per share amounts)

		Pro Forma
	Historical	Adjustments		Pro Forma
Net sales	$515,352	$—		$515,352
Cost of sales	315,333	—		315,333
Gross profit from retail operations	200,019	—		200,019
Franchise fees and royalty income	3,401	—		3,401
	203,420	—		203,420
Operating expenses:
Sales and marketing expenses	122,134	—		122,134
General and administrative expenses	35,765	(294	)(a)	35,471
Loss on store closings and impairment of store assets	324	—		324
Total operating expenses	158,223	(294)		157,929
Income from operations	45,197	294		45,491
Other expense (income):
Interest income	(4)	—		(4)
Interest expense	25,479	(19,385	)(b)	6,094
Loss from debt extinguishment	1,873	(1,857	)(c)	16
	27,348	(21,242)		6,106
Income before income taxes	17,849	21,536		39,385
Income tax expense	870	7,990	(d)	8,860
Net income	$16,979	$13,546		$30,525

Pro forma basic and diluted net income per common share(e)	$0.76			$0.90
Pro forma basic and diluted weighted average shares outstanding(e)	22,399,952			33,731,051

(a)          Represents the reduction of management fees included in general and administrative expenses related to termination of the management agreement.

(b)         Represents the reduction of interest expense in the amount of $18.9 million related to the reduction in the principal amount of debt, and the reduction in the amortization of debt issue costs and debt discount in the amounts of $0.2 million and $0.3 million, respectively, related to (1) the prepayment of the loan facility between Mattress Intermediate Holdings, Inc., Mattress Holding Corp.’s direct subsidiary, and a group of lenders maturing in January 2015 (the “2009 Loan Facility”) on July 19, 2011, (2) the use of proceeds from the Company’s initial public offering to repay the remaining outstanding balance of the 2009 Loan Facility and the amount of PIK Notes for which a cash prepayment was elected, and (3) the conversion of Convertible Notes and the conversion of the PIK Notes for which a cash prepayment was not elected into shares of the Company’s common stock in connection with the Company’s initial public offering.

(c)      Represents the reduction of loss from extinguishment related a partial prepayment of the 2009 Loan Facility on July 19, 2011 in advance of the final prepayment made in connection with the completion of the initial public offering.

(d)         Represents the income tax effects of the pro forma adjustments at an effective income tax rate of 37.1%. The effective tax rate is the combination of the federal rate of 35% and the aggregate state rate, net of federal income tax benefit, of 2.1%.

(e)          The historical results give effect to a 227,058-for-one stock split effected on November 3, 2011 resulting in 22,399,952 shares of common stock outstanding, and the pro forma results also give effect to the issuance of (1) 6,388,888 shares of the Company’s common stock in connection with the initial public offering, (2) 2,189,053 additional shares upon the conversion of the Convertible Notes in connection with the offering and (3) 2,753,158 additional shares upon the conversion of the PIK Notes in connection with the offering, in each case at a price or conversion rate equal to the initial public offering price of $19.00 per share. The following table provides the historical number of shares of common stock and pro forma issuances of additional shares of common stock described in this note:

Basic and Diluted Weighted Average Shares Outstanding
Historical	$22,399,952
Issuance for (1)	6,388,888
Issuance for (2)	2,189,053
Issuance for (3)	2,753,158
Pro forma	$33,731,051

About Mattress Firm

Houston-based Mattress Firm is one of the nation’s leading specialty bedding retailers, offering a broad selection of both traditional and specialty mattresses from leading manufacturers, including Sealy, Serta, Simmons, Stearns & Foster and Tempur-Pedic.

Investor Relations Contact: Brad Cohen, ir@mattressfirm.com, 713.343.3652

Media Contact: Sari Martin, mattressfirm@icrinc.com, 203.682.8345

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